Exhibit 12.1
               Computation of Ratios of Earnings to Fixed Charges


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
                                                                                    Years Ended December 31,
                                                                 ----------------------------------------------------------------
                                               For the Three
                                                Months Ended
                                               March 31, 2001        2000         1999        1998         1997         1996
                                               --------------        ----         ----        ----         ----         ----
Earnings:                                                                 (In Millions, except Ratio)
   Income before taxes                             $ 281             $ 502     $   674        $ (55)       $ 180       $ 140
   Less:  Undistributed equity in earnings
            of unconsolidated affiliates              80               205         128          143           58          14
   Add:   Fixed charges                              145               621         509          440          350         136
          Amortization of capitalized                  2                 8           5            3            3           0
            interest
          Distributed income of equity
            investees                                 16                53          58           67           29          11
                                                  -------           -------    --------      -------      -------     -------
                                                   $ 364             $ 979     $ 1,118        $ 312        $ 504       $ 273
                                                  =======           =======    ========      =======      =======     =======
Fixed Charges:
   Interest expense                                $ 143             $ 615     $   502        $ 430        $ 345       $ 133
   Interest capitalized                                7                20          64           49           17           5
   Interest element of rentals                         2                 6           7           10            5           3
                                                  -------           -------    --------      -------      -------     -------
                                                   $ 152             $ 641     $   573        $ 489        $ 367       $ 141
                                                  =======           =======    ========      =======      =======     =======

Ration of earnings to fixed charges                 2.4               1.5         2.0          0.6          1.4         1.9



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